Cannae Reports Fourth Quarter 2019 Results
Las Vegas, NV -- (February 21, 2020) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three and twelve-month periods ended December 31, 2019.

Cannae successfully continues its plan of rationally monetizing legacy investments, making new investments, nurturing its core portfolio companies, and adding to our liquidity for future investment.

Highlights

•
On November 14, 2019, Cannae received net proceeds of $265.4 million and recorded a gain of $188.8 million upon the closing of its sale of 5,000,000 shares of common stock of Ceridian HCM Holding Inc. (“Ceridian”) as part of an underwritten secondary public offering. For all of 2019, Cannae sold a total of 9,000,000 shares of Ceridian common stock for aggregate proceeds of $477.9 million resulting in book gains of $342.1 million.

•	On December 6, 2019, Cannae completed a public offering of 7,475,000 primary shares of its common stock and received net proceeds of $236.0 million.

•
On December 24, 2019, Cannae entered into an equity commitment with an investor group led by Thomas H. Lee partners, L.P., pursuant to which the group will acquire AmeriLife Group, LLC and Cannae will fund up to $125.0 million in equity. The transaction is expected to close in the first or second quarter of 2020.

•
On December 31, 2019, we contributed our T-System business into a health care joint venture with an affiliate of The Carlyle Group. The joint venture includes T-System and two complimentary medical coding businesses purchased at closing with contributions from the other partners in the venture. At closing, Cannae received $75.4 million in cash and a 23% equity interest in the joint venture.

•	As of December 31, 2019, holding company cash totaled $465.2 million, which together with the proceeds from our recent sale of Ceridian shares, provides ample capacity for future transactions.

•
On January 30, 2020, Dun & Bradstreet (“D&B”) announced an amendment to its credit agreement that reduced the interest rate applicable to its $2,530 million term loan B facility by 100 basis points with a further 25 basis point step down upon completion of a public offering.

•	On February 21, 2020, Cannae expects to close on the sale of an additional 3.9 million shares of Ceridian common stock for gross proceeds of $283.7 million.

Dun and Bradstreet

•
For the quarter ended December 31, 2019, D&B generated total GAAP revenue of $432.7 million, a decrease of 3.2% compared to total GAAP revenue of $446.8 million in the fourth quarter of 2018. 2019 GAAP revenue includes a reduction of revenue recognized due to deferred revenue purchase accounting adjustments associated with D&B's acquisition in February 2019

•	D&B's 2019 fourth quarter Adjusted Revenue, a non-GAAP measure, was $475.2 million, an increase of 6.0% compared Adjusted Revenue of $448.2 million for the 2018 fourth quarter

•	For the quarter ended December 31, 2019, D&B generated total GAAP net loss of $263.4 million a decrease of 439.8% compared to net earnings of $77.5 million in the 2018 fourth quarter

•	D&B's 2019 fourth quarter Adjusted EBITDA, a non-GAAP measure, was $197.5 million an increase of 18.1% compared to Adjusted EBITDA of $167.2 million for the fourth quarter of 2018

•	Adjusted EBITDA margin in the fourth quarter was 41.8% compared to 37.4% in the prior year fourth quarter

•	D&B management has successfully achieved approximately $208.0 million of annualized cost savings year to date through December 31, 2019, as part of D&B's $200.0 million cost reduction plan

“I am very pleased with the many successes that D&B achieved this past year highlighted by D&B’s team progress on strategic initiatives to enhance D&B’s financial performance including realigning the company’s management and sales operations, strengthening our core data assets while layering on more advanced analytical tools and capabilities and achieving improved adjusted EBITDA margins,” commented Chairman William P. Foley, II.

Ceridian

•	Ceridian's fourth quarter 2019 total revenue was $221.8 million, up 13.9% year-over-year, and, on a constant currency basis, total revenue was $223.0 million, up 12.1% year-over-year.

•
Dayforce revenue of $158.7 million, was up 35.4% year-over-year, and up 35.7% on a constant currency basis. Excluding float revenue, Dayforce revenue of $147.7 million, up 37.5% year-over-year, and up 38.0% on a constant currency basis.

•	Dayforce recurring revenue of $114.3 million, up 30.2% year-over-year, and up 30.3% on a constant currency basis.

•	Adjusted EBITDA, a non-GAAP measure, of $44.4 million, up 6.2% year-over-year.

Mr. Foley continued, “Ceridian also continues to be an important platform for growth, as can be seen in their fourth quarter results where they reported 28.9% cloud revenue growth driven by a 25.8% increase in Dayforce global active users, both as compared to the year ago period. We remain optimistic about Ceridian’s business and their prospects for continued growth. That said, we continue to prudently rebalance our portfolio having sold 5 million Ceridian shares in the fourth quarter. As of February 21, 2020, Cannae owned 19.8 million shares of Ceridian, representing a 14% ownership stake, worth $1.49 billion based on Ceridian’s closing price of $75.20.”

Restaurant Group

•	$271.3 million in total revenue and a pretax loss of $48.0 million for the fourth quarter, versus $298.5 million in total revenue and a pretax loss of $59.9 million in the fourth quarter of 2018

•	EBITDA of $(36.2) million for the fourth quarter, versus EBITDA of $(43.8) million in the fourth quarter of 2018

•	Adjusted EBITDA of $7.1 million for the fourth quarter, versus Adjusted EBITDA of $(12.1) million in the fourth quarter of 2018

•
In January 2020 we began a restructuring of American Blue Ribbons Holdings LLC (“Blue Ribbon”), which includes the Village Inn, Bakers Square and Legendary Baking concepts, and filed for voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Blue Ribbon Reorganization”). In conjunction with the Blue Ribbon Reorganization, we closed 33 stores with historical operating losses.

•	The restructuring has no impact on O’Charley’s LLC and 99 Restaurants LLC.

"The Blue Ribbon Reorganization will maximize the value of our restaurant assets with an attractive earnings and cash flow profile suitable for monetization," commented Mr. Foley.

Liquidity
Mr. Foley continued, “Through Cannae’s sale of Ceridian shares and through stock offerings our liquidity remains strong. Cannae will be able to fund future transactions. Mr. Foley concluded, “We closed out 2019 accomplishing a great deal during our fourth quarter, highlighted by the accomplishments in all of our portfolio companies. Our pipeline of possible deals remains robust and we expect a full year of activity in 2020.”

Conference Call
As previously announced, Cannae will host a conference call February 21, 2020, to discuss its fourth quarter 2019 results at 12:00 pm (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Fourth Quarter 2019 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 13698012. The telephonic replay will be available until 11:59 pm (Eastern Time) on February 28, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae Holdings, Inc. (NYSE:CNNE) is a diversified holding company, led by William P Foley II, which boasts a strong track record of both operating and investing in a diverse range of assets. Cannae’s investment philosophy reflects Mr. Foley’s experience in completing more than 100 acquisitions over the past 30+ years and is based on a time tested acquisition and management playbook that has generated superior returns for shareholders. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, 99 Restaurants Holdings, LLC and Coding Solutions Topco, Inc. (inclusive of T-System Holding, LLC). More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures for D&B, Ceridian, and Restaurant Group which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods.

D&B’s non-GAAP measures include adjusted revenue, adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), and adjusted EBITDA as a percent of revenue (adjusted EBITDA margin). Adjusted results are non-GAAP measures that eliminate the impact due to purchase accounting application and divestitures, restructuring charges, equity based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of D&B’s business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). In addition, D&B isolates the effects of changes in foreign exchange rates on revenue growth because it believes it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both D&B’s prior and current periods’ foreign currency revenue by a constant rate. As a result, D&B monitors adjusted revenue growth both after and before the effects of foreign exchange rate changes.

We present D&B’s adjusted revenue, adjusted EBITDA and adjusted EBITDA margin because D&B believes that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing D&B’s ongoing performance. D&B’s management regularly uses its supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods.

D&B's non-GAAP adjusted revenue is defined as GAAP revenue adjusted to reflect the elimination of the effect on revenue due to a purchase accounting fair value adjustment to deferred revenue and to include an additional month of revenue in the first quarter of 2019 related to the lag reporting for D&B's international operations, both associated with its Privatization, and revenue adjustment to exclude revenues related to divested and shut-down businesses (if any).

D&B's adjusted EBITDA is defined as net income or loss excluding the following items: (i) dividends allocated to preferred stockholders; (ii) interest expense and income; (iii) other expenses or income; (iv) income tax benefit or provision; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) depreciation and amortization; (viii) revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the purchase accounting lag adjustment; (ix) deferred revenue purchase accounting adjustment; (x) revenue related to the divested and shut-down businesses (if any); (xi) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (xii) equity-based compensation; (xiii) restructuring charges; (xiv) merger and acquisition related operating costs; (xv) operating costs related to the divested and shut-down businesses (if any); (xvi) transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program; (xvii) legal reserve and costs associated with significant legal and regulatory matters; and (xviii) asset impairment.

D&B's adjusted EBITDA margin is defined as its Adjusted EBITDA as a percentage of adjusted revenue after foreign exchange.
Ceridian uses certain non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin and revenue on a constant currency basis. Ceridian believes that Adjusted EBITDA and Adjusted EBITDA margin non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate Ceridian’s overall operating performance. Adjusted EBITDA is a component of Ceridian’s management incentive plan and Adjusted EBITDA and Adjusted EBITDA margin are used by Ceridian’s management to assess performance and to compare its operating performance to its competitors.
Ceridian defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude net income (loss) from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, transaction costs, and other non-recurring charges.

Ceridian’s Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
Ceridian believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) are helpful in highlighting management performance trends because Adjusted EBITDA and Adjusted EBITDA margin exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Ceridian’s Adjusted EBITDA and Adjusted EBITDA margin are intended as supplemental measures of Ceridian’s performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to operating profit (loss) or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Ceridian’s Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that Ceridian’s future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA and Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess Ceridian’s operating performance.

Adjusted EBITDA and Adjusted EBITDA margin are not defined under GAAP, are not measures of net income (loss), operating profit (loss), or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in Ceridian’s industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

We define Restaurant Group’s Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash impairment charges.

Any non-GAAP measures for D&B, Ceridian and Restaurant Group have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, D&B’s, Ceridian’s and Restaurant Group’s non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
December 31, 2019
Restaurant revenue	$271.3	$271.3	$—
Other operating revenue	7.2	—	7.2
Total operating revenue	278.5	271.3	7.2
Cost of restaurant revenue	234.1	234.1	—
Personnel costs	28.2	12.4	15.8
Depreciation and amortization	10.9	10.4	0.5
Other operating expenses	58.5	49.9	8.6
Goodwill impairment	10.4	10.4	—
Total operating expenses	342.1	317.2	24.9
Operating loss	$(63.6)	$(45.9)	$(17.7)
Interest and investment income	$1.9	$—	$1.9
Interest expense	(3.4)	(1.4)	(2.0)
Realized gains and losses	188.1	(0.7)	188.8
Total other income (expense)	186.6	(2.1)	188.7
Earnings (loss) before tax	$123.0	$(48.0)	$171.0
Income tax expense	$8.0	$0.4	$7.6
Earnings from equity investees	(64.3)	—	(64.3)
Non-controlling interests	(18.3)	(17.2)	(1.1)
Net earnings (loss) attributable to Cannae common shareholders	$24.5	$(31.2)	$55.7

Per share amounts:
EPS from continuing operations - basic	$0.92
EPS from discontinued operations - basic	$(0.59)
EPS attributable to Cannae common shareholders - basic	$0.33
EPS from continuing operations - diluted	$0.91
EPS from discontinued operations - diluted	$(0.58)
EPS attributable to Cannae common shareholders - diluted	$0.33
Cannae weighted average shares - basic	73.7
Cannae weighted average shares - diluted	74.0

EBITDA reconciliation:
Earnings (loss) before tax	$123.0	$(48.0)	$171.0
Interest expense	$(3.4)	$(1.4)	$(2.0)
Depreciation and amortization	10.9	10.4	0.5
EBITDA	$137.3	$(36.2)	$173.5
EBITDA margin	49.3%	(13.3)%	2,409.7%
Adjusted EBITDA reconciliation:
EBITDA	$137.3	$(36.2)	$173.5
Non-cash asset impairment charges	43.3	43.3	—
Adjusted EBITDA	$180.6	$7.1	$173.5

CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
December 31, 2018
Restaurant revenue	$298.5	$298.5	$—
Other operating revenue	5.1	—	5.1
Total operating revenue	303.6	298.5	5.1
Cost of restaurant revenue	265.9	265.9	—
Personnel costs	17.6	12.0	5.6
Depreciation and amortization	12.3	11.7	0.6
Other operating expenses	28.3	36.6	(8.3)
Goodwill impairment	26.7	26.7	—
Total operating expenses	350.8	352.9	(2.1)
Operating (loss) income	$(47.2)	$(54.4)	$7.2
Interest and investment income	$1.8	$—	$1.8
Interest (expense) income	(1.1)	(4.4)	3.3
Realized gains and losses	89.0	(1.1)	90.1
Total other income (expense)	89.7	(5.5)	95.2
Earnings (loss) before tax	$42.5	$(59.9)	$102.4
Income tax expense	$16.0	$0.6	$15.4
Earnings from equity investees	0.8	—	0.8
Earnings from discontinued operations, net of tax	(2.1)	—	(2.1)
Non-controlling interests	(21.8)	(21.7)	(0.1)
Net earnings (loss) attributable to Cannae common shareholders	$47.0	$(38.8)	$85.8

Per share amounts:
EPS from continuing operations - basic	$0.69
EPS from discontinued operations - basic	$(0.03)
EPS attributable to Cannae common shareholders - basic	$0.66
EPS from continuing operations - diluted	$0.69
EPS from discontinued operations - diluted	$(0.03)
EPS attributable to Cannae common shareholders - diluted	$0.66
Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.7

EBITDA reconciliation:
Earnings (loss) before tax	$42.5	$(59.9)	$102.4
Interest expense	$(1.1)	$(4.4)	$3.3
Depreciation and amortization	12.3	11.7	0.6
EBITDA	$55.9	$(43.8)	$99.7
EBITDA margin	18.4%	(14.7)%	1,954.9%
Adjusted EBITDA reconciliation:
EBITDA	$55.9	$(43.8)	$99.7
Non-cash asset impairment charges	31.7	31.7	—
Adjusted EBITDA	$87.6	$(12.1)	$99.7

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Twelve Months Ended
December 31, 2019
Restaurant revenue	$1,043.3	$1,043.3	$—
Other operating revenue	26.7	—	26.7
Total operating revenue	1,070.0	1,043.3	26.7
Cost of restaurant revenue	912.8	912.8	—
Personnel costs	90.3	52.1	38.2
Depreciation and amortization	40.7	38.5	2.2
Other operating expenses	133.4	108.9	24.5
Goodwill impairment	10.4	10.4	—
Total operating expenses	1,187.6	1,122.7	64.9
Operating loss	$(117.6)	$(79.4)	$(38.2)
Interest and investment income	$15.6	$—	$15.6
Interest expense	(17.8)	(5.4)	(12.4)
Realized gains and losses	357.7	3.9	353.8
Total other income (expense)	355.5	(1.5)	357.0
Earnings (loss) before tax	$237.9	$(80.9)	$318.8
Income tax expense (benefit)	$24.2	$0.3	$23.9
(Loss) earnings from equity investees	(115.1)	—	(115.1)
Loss from discontinued operations, net of tax	(51.8)	—	(51.8)
Non-controlling interests	(30.5)	(29.5)	(1.0)
Net earnings (loss) attributable to Cannae common shareholders	$77.3	$(51.7)	$129.0

Per share amounts:
EPS from continuing operations - basic	$1.77
EPS from discontinued operations - basic	$(0.70)
EPS attributable to Cannae common shareholders - basic	$1.07
EPS from continuing operations - diluted	$1.76
EPS from discontinued operations - diluted	$(0.69)
EPS attributable to Cannae common shareholders - diluted	$1.07
Cannae weighted average shares - basic	72.2
Cannae weighted average shares - diluted	72.4

EBITDA reconciliation:
Earnings (loss) before tax	$237.9	$(80.9)	$318.8
Interest income	$(17.8)	$(5.4)	$(12.4)
Depreciation and amortization	40.7	38.5	2.2
EBITDA	$296.4	$(37.0)	$333.4
EBITDA margin	27.7%	(3.5)%	1,248.7%
Adjusted EBITDA reconciliation:
EBITDA	$296.4	$(37.0)	$333.4
Non-cash asset impairment charges	52.0	52.0	—
Adjusted EBITDA	$348.4	$15.0	$333.4

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Twelve Months Ended
December 31, 2018
Restaurant revenue	$1,117.8	$1,117.8	$—
Other operating revenue	29.7	—	29.7
Total operating revenue	1,147.5	1,117.8	29.7
Cost of restaurant revenue	991.3	991.3	—
Personnel costs	137.2	47.3	89.9
Depreciation and amortization	46.3	44.9	1.4
Other operating expenses	91.8	86.3	5.5
Goodwill impairment	26.7	26.7	—
Total operating expenses	1,293.3	1,196.5	96.8
Operating loss	$(145.8)	$(78.7)	$(67.1)
Interest and investment income	$6.3	$—	$6.3
Interest expense	(4.7)	(16.0)	11.3
Realized gains and losses	166.8	(2.1)	168.9
Total other income (expense)	168.4	(18.1)	186.5
Earnings (loss) before tax	$22.6	$(96.8)	$119.4
Income tax (benefit) expense	$15.0	$0.6	$14.4
(Loss) earnings from equity investees	(16.1)	0.1	(16.2)
Loss from discontinued operations, net of tax	(2.1)	—	(2.1)
Non-controlling interests	(38.2)	(38.3)	0.1
Net earnings (loss) attributable to Cannae common shareholders	$27.6	$(59.0)	$86.6

Per share amounts:
EPS from continuing operations - basic	$0.42
EPS from discontinued operations - basic	$(0.03)
EPS attributable to Cannae common shareholders - basic	$0.39
EPS from continuing operations - diluted	$0.42
EPS from discontinued operations - diluted	$(0.03)
EPS attributable to Cannae common shareholders - diluted	$0.39
Cannae weighted average shares - basic	71.2
Cannae weighted average shares - diluted	71.3

EBITDA reconciliation:
Earnings (loss) before tax	$22.6	$(96.8)	$119.4
Interest expense	$(4.7)	$(16.0)	$11.3
Depreciation and amortization	46.3	44.9	1.4
EBITDA	$73.6	$(35.9)	$109.5
EBITDA margin	6.4%	(3.2)%	368.7%
Adjusted EBITDA reconciliation:
EBITDA	$73.6	$(35.9)	$109.5
Non-cash asset impairment charges	38.4	38.4	—
Adjusted EBITDA	$112.0	$2.5	$109.5

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	December 31, 2019	December 31, 2018
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$533.7	$315.7
Other current assets	97.2	106.2
Current assets of discontinued operations	—	29.8
Total current assets	$630.9	$451.7
D&B equity investment	385.9	—
Ceridian equity investment	309.5	359.7
Other equity method investments	141.1	37.5
Lease assets	192.9	—
Property and equipment, net	162.6	175.5
Software & intangible assets	63.1	92.4
Goodwill	66.1	76.5
Other non-current assets	140.1	89.8
Noncurrent assets of discontinued operations	—	176.4
Total assets	$2,092.2	$1,459.5
Current liabilities:
A/P & other current liabilities	$191.7	$145.7
Notes payable, current	7.0	5.9
Current liabilities of discontinued operations	—	8.4
Total current liabilities	$198.7	$160.0
Notes payable, non-current	$120.1	$42.2
Other non-current liabilities	243.6	57.6
Total liabilities	$562.4	$259.8
Additional paid in capital	$1,396.7	$1,146.2
Retained earnings	143.6	45.8
Treasury Stock	(5.9)	(0.2)
Accumulated other comprehensive loss	(45.9)	(67.2)
Non-controlling interests	41.3	75.1
Cannae shareholder's equity	$1,529.8	$1,199.7
Total liabilities and equity	$2,092.2	$1,459.5

Adjusted Book Value Summary	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Dun & Bradstreet	$415.3	$—
Ceridian	306.1	365.4
American Blue Ribbon Holdings	60.2	121.4
Ninety Nine	65.3	57.8
T-System	—	184.3
Coding Solutions	66.7	—
Holding company cash and short-term investments	465.2	308.2
Other Investments	184.7	87.8
Holding Company Debt	(75.0)	—
Cannae Book Value	$1,488.5	$1,124.9
Outstanding Cannae shares	79.5	72.2
Cannae Book Value per Share	$18.72	$15.58

The following is the cost of invested capital for the Company's current portfolio (in millions).

As of December 31, 2019
(Unaudited)
The Dun & Bradstreet Corporation	$526.1
99 Restaurants Holdings, LLC	100.0
Coding Solutions Topco, Inc.	60.2
Rock Creek Idaho Holdings, LLC	38.0
QOMPLX, Inc.	30.0
Colt Holding LLC	28.1
Triple Tree Holdings LLC	15.1
American Blue Ribbon Holdings, LLC	11.1
FNF NV Brasada, LLC	8.2
WineDirect, Inc.	9.0
Other	97.5
Total cost of invested capital	923.3

Cannae accounts for its investments in D&B and Ceridian using the equity method of accounting; therefore, their results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B and Ceridian's net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations.

See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in D&B.

Our results for the year ended December 31, 2019 include our ratable share of the results of Dun & Bradstreet's ultimate parent, Star Parent, L.P. ("Star"), for the period from February 8, 2019, the date we acquired our interest in Star, through December 31, 2019. D&B's results for the quarter ended December 31, 2018 represent those of D&B's predecessor and are presented below for illustrative purposes.

D&B Adjusted Revenue Reconciliation (Unaudited)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2020

	(Dollars in millions)
Revenue	$432.7	$446.8
Deferred revenue purchase accounting adjustment	39.6	—
Adjusted revenue, after foreign exchange	$472.3	$446.8
Impact of foreign exchange fluctuations	2.9	1.4
Adjusted revenue, before foreign exchange	$475.2	$448.2
D&B Adjusted EBITDA Reconciliation - (Unaudited)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018

	(Dollars in millions)
Net (loss) earnings	$(263.4)	$77.5
Interest expense, net	82.5	13.2
Other expense (income), net	173.5	2.1
Income tax (benefit) expense	(32.9)	42.3
Depreciation and amortization	142.0	22.4
Equity in net earnings of affiliates	(0.8)	(1.1)
Net earnings attributable to noncontrolling interests	3.2	1.3
Dividends allocated to preferred stockholders	32.0	—
EBITDA	136.1	157.7
Deferred revenue purchase accounting adjustment	39.6	—
Equity-based compensation	3.8	3.5
Merger & acquisition costs	0.5	3.6
Restructuring and transition costs	22.8	2.1
Nonrecurring charges including asset impairments and legal contingencies	—	0.3
Other reduced expenses due to purchase accounting	(5.3)	—
Adjusted EBITDA	$197.5	$167.2
Adjusted revenue, after foreign exchange (from above)	$472.3	$446.8
Adjusted EBITDA margin	41.8%	37.4%

Ceridian Revenue Measures (Unaudited)

	Three Months Ended December 31,		Growth rate year-over-year	Impacts of changes in foreign currency	Growth rate year-over-year on a constant currency basis
	2019	2018	2019 vs 2018		2019 vs 2018
	(Dollar in millions)
Revenue:
Dayforce recurring services, excluding float	$103.3	$78.0	32.4%	(0.4)%	32.8%
Dayforce float	11.0	9.8	12.2%	1.1%	11.1%
Total Dayforce recurring services	114.3	87.8	30.2%	(0.1)%	30.3%
Powerpay recurring services, excluding float	22.0	22.0	—%	1.3%	(1.3)%
Powerpay float	3.0	3.3	(9.1)%	(6.1)%	(3.0)%
Total Powerpay recurring services	25.0	25.3	(1.2)%	0.4%	(1.6)%
Total Cloud recurring services	139.3	113.1	23.2%	0.1%	23.1%
Dayforce professional services and other	44.4	29.4	51.0%	(0.9)%	51.9%
Powerpay professional services and other	0.5	0.4	25.0%	25.0%	—
Total Cloud professional services and other	44.9	29.8	50.7%	(0.5)%	51.2%
Total Cloud Revenue	184.2	142.9	28.9%	—	28.9%
Bureau recurring services, excluding float	33.8	47.1	(28.2)%	0.3%	(28.5)%
Bureau float	3.3	4.3	(23.3)%	—	(23.3)%
Total Bureau recurring services	37.1	51.4	(27.8)%	0.2%	(28.0)%
Bureau professional services and other	0.5	0.5	—	—	—
Total Bureau revenue	37.6	51.9	(27.6)%	0.2%	(27.8)%
Total revenue	$221.8	$194.8	13.9%	0.1%	13.8%

Dayforce	$158.7	$117.2	35.4%	(0.3)%	35.7%
Powerpay	25.5	25.7	(0.8)%	0.7%	(1.5)%
Total Cloud revenue	$184.2	$142.9	28.9%	—	28.9%

Dayforce, excluding float	$147.7	$107.4	37.5%	(0.5)%	38.0%
Powerpay, excluding float	22.5	22.4	0.4%	1.7%	(1.3)%
Cloud float	14.0	13.1	6.9%	(0.7)%	7.6%
Total Cloud revenue	$184.2	$142.9	28.9%	—	28.9%

Ceridian Revenue Measures (Unaudited)

	Year Ended December 31,		Growth rate year-over-year	Impacts of changes in foreign currency	Growth rate year-over-year on a constant currency basis
	2019	2018	2019 vs 2018		2019 vs 2018
	(Dollar in millions)
Revenue:
Dayforce recurring services, excluding float	$377.9	$288.2	31.1%	(0.6)%	31.7%
Dayforce float	51.1	37.5	36.3%	(0.8)%	37.1%
Total Dayforce recurring services	429.0	325.7	31.7%	(0.6)%	32.3%
Powerpay recurring services, excluding float	76.9	78.0	(1.4)%	(2.0)%	0.6%
Powerpay float	12.1	12.0	0.8%	(3.4)%	4.2%
Total Powerpay recurring services	89.0	90.0	(1.1)%	(2.2)%	1.1%
Total Cloud recurring services	518.0	415.7	24.6%	(1.0)%	25.6%
Dayforce professional services and other	140.7	111.8	25.8%	(0.9)%	26.7%
Powerpay professional services and other	1.3	1.3	—	—	—
Total Cloud professional services and other	142.0	113.1	25.6%	(0.7)%	26.3%
Total Cloud Revenue	660.0	528.8	24.8%	(0.9)%	25.7%
Bureau recurring services, excluding float	145.1	191.8	(24.3)%	(0.4)%	(23.9)%
Bureau float	17.0	17.5	(2.9)%	(0.6)%	(2.3)%
Total Bureau recurring services	162.1	209.3	(22.6)%	(0.6)%	(22.0)%
Bureau professional services and other	2.0	2.6	(23.1)%	—	(23.1)%
Total Bureau revenue	164.1	211.9	(22.6)%	(0.5)%	(22.1)%
Total revenue	$824.1	$740.7	11.3%	(0.8)%	12.1%

Dayforce	$569.7	$437.5	30.2%	(0.7)%	30.9%
Powerpay	90.3	91.3	(1.1)%	(2.2)%	1.1%
Total Cloud revenue	$660.0	$528.8	24.8%	(0.9)%	25.7%

Dayforce, excluding float	$518.6	$400.0	29.7%	(0.6)%	30.3%
Powerpay, excluding float	78.2	79.3	(1.4)%	(2.0)%	0.6%
Cloud float	63.2	49.5	27.7%	(1.4)%	29.1%
Total Cloud revenue	$660.0	$528.8	24.8%	(0.9)%	25.7%

Ceridian Constant Currency Revenue Measures
The following tables set forth certain information regarding Ceridian's revenue on a constant currency basis for the three and twelve months ended December 31, 2019, compared with the three and twelve months ended December 31, 2018. Ceridian presents revenue in constant currency to assess how its underlying business performed excluding the effect of foreign currency rate fluctuations. Ceridian calculates revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenue originally booked in Canadian dollars for all applicable periods.

	Three Months Ended December 31,		Increase/(Decrease)
	2019	2018	Amount	%
	(Dollar in millions)
Constant Currency Revenue:
Dayforce recurring services, excluding float	$103.7	$78.1	$25.6	32.8%
Dayforce float	11.0	9.9	1.1	11.1%
Total Dayforce recurring services	114.7	88.0	26.7	30.3%
Powerpay recurring services, excluding float	22.2	22.5	(0.3)	(1.3)%
Powerpay float	3.2	3.3	(0.1)	(3.0)%
Total Powerpay recurring services	25.4	25.8	(0.4)	(1.6)%
Total Cloud recurring services	140.1	113.8	26.3	23.1%
Dayforce professional services and other	44.8	29.5	15.3	51.9%
Powerpay professional services and other	0.4	0.4	—	—
Total Cloud professional services and other	45.2	29.9	15.3	51.2%
Total Cloud Revenue	185.3	143.7	41.6	28.9%
Bureau recurring services, excluding float	33.9	47.4	(13.5)	(28.5)%
Bureau float	3.3	4.3	(1.0)	(23.3)%
Total Bureau recurring services	37.2	51.7	(14.5)	(28.0)%
Bureau professional services and other	0.5	0.5	—	—
Total Bureau revenue	37.7	52.2	(14.5)	(27.8)%
Total constant currency revenue	$223.0	$195.9	$27.1	13.8%

Dayforce	$159.5	$117.5	$42.0	35.7%
Powerpay	25.8	26.2	(0.4)	(1.5)%
Total constant currency Cloud revenue	$185.3	$143.7	$41.6	28.9%

Dayforce, excluding float	$148.5	$107.6	$40.9	38.0%
Powerpay, excluding float	22.6	22.9	(0.3)	(1.3)%
Cloud float	14.2	13.2	1.0	7.6%
Total constant currency Cloud revenue	$185.3	$143.7	$41.6	28.9%

	Three Months Ended December 31,		Increase/(Decrease)
	2019	2018	Amount	%
	(Dollar in millions)
Constant Currency Revenue:
Dayforce recurring services, excluding float	$379.3	$288.0	$91.3	31.7%
Dayforce float	51.4	37.5	13.9	37.1%
Total Dayforce recurring services	430.7	325.5	105.2	32.3%
Powerpay recurring services, excluding float	78.4	77.9	0.5	0.6%
Powerpay float	12.4	11.9	0.5	4.2%
Total Powerpay recurring services	90.8	89.8	1.0	1.1%
Total Cloud recurring services	521.5	415.3	106.2	25.6%
Dayforce professional services and other	141.6	111.8	29.8	26.7%
Powerpay professional services and other	1.3	1.3	—	—
Total Cloud professional services and other	142.9	113.1	29.8	26.3%
Total Cloud Revenue	664.4	528.4	136.0	25.7%
Bureau recurring services, excluding float	145.9	191.6	(45.7)	(23.9)%
Bureau float	17.1	17.5	(0.4)	(2.3)%
Total Bureau recurring services	163.0	209.1	(46.1)	(22.0)%
Bureau professional services and other	2.0	2.6	(0.6)	(23.1)%
Total Bureau revenue	165.0	211.7	(46.7)	(22.1)%
Total constant currency revenue	$829.4	$740.1	$89.3	12.1%

Dayforce	$572.3	$437.3	$135.0	30.9%
Powerpay	92.1	91.1	1.0	1.1%
Total constant currency Cloud revenue	$664.4	$528.4	$136.0	25.7%

Dayforce, excluding float	$520.9	$399.8	$121.1	30.3%
Powerpay, excluding float	79.7	79.2	0.5	0.6%
Cloud float	63.8	49.4	14.4	29.1%
Total constant currency Cloud revenue	$664.4	$528.4	$136.0	25.7%

Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(Dollar in millions)
Operating profit	$19.7	$20.3	$72.3	$56.1
Depreciation and amortization	13.2	14.2	57.1	56.6
Other (expense) income, net	(0.9)	(0.5)	(5.6)	0.2
EBITDA from continuing operations	32.0	34.0	123.8	112.9
Sponsorship management fees	—	—	—	12.0
Intercompany foreign exchange (gain) loss	(0.4)	(0.4)	0.4	(2.9)
Share-based compensation	10.7	5.2	37.7	24.7
Severance charges	1.8	1.3	6.2	5.4
Restructuring consulting fees	1.7	1.7	5.3	4.8
Other non-recurring charges	(1.4)	—	11.2	—
Transaction costs	—	—	—	3.7
Adjusted EBITDA	$44.4	$41.8	$184.6	$160.6
Adjusted EBITDA margin	20.0%	21.5%	22.4%	21.7%